UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 19, 2016

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (405) 278-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Contribution Agreement
On July 19, 2016, Blueknight Energy Partners, L.P. (the “Partnership”) and Blueknight Terminal Holding, L.L.C., an indirect wholly-owned subsidiary of the Partnership (“Acquirer”), entered into a Contribution Agreement with Ergon Asphalt & Emulsions, Inc. (“Ergon A&E”), Ergon Terminaling, Inc. (“ETI”) and Ergon Asphalt Holdings, LLC (“EAH,” and collectively with Ergon A&E and ETI, the “Contributors”) (the “Contribution Agreement”). Under the terms of the Contribution Agreement, Contributors has agreed to contribute to Acquirer $22,100,000 in cash and 100% of the equity interest in Blueknight Teminalling, L.L.C (“Holdings”), a subsidiary of Contributors which, as of the closing of the transactions contemplated by the Contribution Agreement (“Closing”), will own certain asphalt terminals, storage tanks and related real property, contracts, permits, assets and other interests previously owned by Contributors (collectively referred to as the “Terminal Assets”), including asphalt terminals at the following locations:
Wolcott, Kansas
Ennis, Texas
Chandler, Arizona
Mt. Pleasant, Texas
Pleasanton, Texas
Birmingport, Alabama
Memphis, Tennessee
Nashville, Tennessee
Yellow Creek, Mississippi
In consideration of the contribution by Contributors of the equity in Holdings (and thereby indirect ownership of the Terminal Assets) and cash to Acquirer, Acquirer will deliver to Contributors an aggregate of 18,312,968 Series A preferred units of the Partnership (the “Issued Series A Units”) to be issued in a private placement.
Additionally, under the Contribution Agreement, Contributors have agreed to purchase $5,000,000 of common units of the Partnership (the “Issued Common Units,” and collectively with the Issued Series A Units, the “Issued Units”) to be issued in a private placement at a price determined as follows: (i) if a qualified registered offering of the Partnership’s common units occurs prior to Closing, the price per common unit paid to the Partnership in such offering, or (ii) if no such qualified offering is completed, the value-weighted average common unit price for the 20-day period that ends two trading days prior to Closing.
Under the terms of the Contribution Agreement, until the earlier to occur of Closing or termination of the Contribution Agreement, (i) the Partnership has agreed not to take certain actions related to the Partnership’s business without prior consent of Ergon A&E and (ii) Contributors have agreed to operate the Terminal Assets in the ordinary course of business.
The Closing is subject to a number of conditions, including:

•	Expiration of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended;

•	Simultaneous closing of the transactions contemplated by:

•
a Membership Interest Purchase Agreement dated July 19, 2016 among CB-Blueknight, LLC (“CBB”), Blueknight Energy Holding, Inc. (“BEHI”), and EAH (a wholly-owned subsidiary of Ergon A&E) (the “Membership Interest Purchase Agreement”). Pursuant to the Membership Interest Purchase Agreement, EAH will purchase from CBB and BEHI all of the equity interests in Blueknight GP Holding, LLC, which entity owns 100% of the equity interests in Blueknight Energy Partners, G.P., L.L.C., the Partnership’s general partner (the “General Partner”), and

•
a Repurchase Agreement (as defined below) among CBB, BEHI, and the Partnership, pursuant to which the Partnership will purchase from each of CBB and BEHI, 6,667,695 Series A Preferred Units at a per unit price of $7.15, as further described below;

•
Approval of the issuance of the Issued Units by holders of a majority of the currently outstanding Series A Preferred Units; which such approval has been obtained by written consent of CBB and BEHI, who collectively own approximately 60.74% of the currently outstanding Series A Preferred Units);

•
Delivery by the Partnership of an Information Statement meeting the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the holders of Series A Preferred Units who have not consented to the issuance of the Issued Series A Units;

•	Waiver of preemptive rights held by the General Partner with respect to the issuance of the Issued Units, which such waiver has been provided by the General Partner;

•
Entry by Ergon A&E, on one hand, and Holdings and certain other subsidiaries of the Partnership, on the other hand, into a Storage, Throughput and Handling Agreement, under which the Partnership’s subsidiaries will operate the Terminal Assets and store and terminal Ergon A&E’s asphalt products at the Terminal Assets after the Closing, in exchange for the payment of certain fees by Ergon A&E; and

•
Execution and delivery by Contributors and the Partnership of a Registration Rights Agreement which will provide to Contributors demand and piggyback registration rights with respect to the Issued Common Units and the Issued Series A Units (following conversion of the Issued Series A Units to Common Units of the Partnership).

Under the Contribution Agreement, Ergon A&E provides to Acquirer and the Partnership customary representations and warranties regarding the Contributors’ authority to enter into and perform its obligations under the Contribution Agreement, as well as the status and operation of the Terminal Assets prior to Closing. Acquirer provides to Contributors customary representations and warranties regarding its authority to enter into and perform its obligations under the Contribution Agreement, as well as the operation by the Partnership of its business prior to Closing. Acquirer, on one hand, and Ergon A&E, on the other hand, each agree to indemnify the other party (and their affiliates) for losses arising out of (i) the operation of the Terminal Assets before Closing (with respect to Ergon A&E) or after Closing (with respect to Acquirer), (ii) breach of such party’s representations and warranties under the Contribution Agreement, (iii) breach of such party’s or its affiliates’ covenants under the Contribution Agreement, and (iv) certain taxes that are specifically allocated to such party or its affiliates under the Contribution Agreement. Such indemnification obligations are subject to customary limitations, including limited survival periods, caps and baskets. The Partnership guarantees the obligations of Acquirer under the Contribution Agreement for a period of three years after Closing, and until the resolution of any indemnification claim asserted against Acquirer within such three-year period.
The Partnership anticipates that Closing will occur on or before September 30, 2016. The Contribution Agreement, however, is subject to termination by either party as follows:

•	By mutual consent of the parties;

•	By any party upon the other party’s breach of the Contribution Agreement which remains uncured following 30 days’ advance written notice;

•	By any party if the Closing has not occurred by September 30, 2016 (subject to extension);

•	By any party if there is any law or injunction preventing the Closing; or

•	By any party if the Membership Interest Repurchase Agreement or the Repurchase Agreement is terminated in accordance with its terms.

Ergon A&E and its affiliates are significant customers of the Company.

The terms of the Contribution Agreement, the Membership Interest Purchase Agreement and the Repurchase Agreement (collectively, the “Transactions”) were reviewed, negotiated and approved by the conflicts committee of the board of directors of the General Partner, which is composed solely of independent directors. The conflicts committee retained independent legal and financial advisors to assist in evaluating and negotiating the Transactions. The conflicts committee approved the Transactions and recommended approval of the Transactions to the General Partner’s board of directors, which then approved the Transactions.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Preferred Unit Purchase Agreement
On July 19, 2016, the Partnership entered into a Preferred Unit Repurchase Agreement with CBB and BEHI (who own all of the equity interests in Blueknight GP Holding, LLC, which owns all of the equity interests in General Partner of the Partnership) (the “Repurchase Agreement”). Under the terms of the Repurchase Agreement, the Partnership has agreed to repurchase from each of CBB and BEHI, 6,667,695 Series A Preferred Units (the “Repurchase Units”) at a per unit price of $7.15, plus an amount in each (the “Distribution Amount”) equal to (i) the full quarterly cash Partnership distribution allotted to the Repurchase Units for the quarter immediately preceding the quarter in which the Repurchase Closing occurs (if the record date for such quarterly cash distribution has not already occurred), plus (ii) the pro rata share of the Partnership distribution which paid in respect of such Repurchase Units for the quarter in which the Repurchase Closing occurs. The Contributors will be required to reimburse the Partnership for the Distribution Amount under the Contribution Agreement. Immediately following the closing of the transactions contemplated by the Repurchase Agreement (the “Repurchase Closing”), each of CBB and BEHI will continue to own 2,488,789 Series A Preferred Units.
The Repurchase Closing is subject to limited conditions, including the simultaneous closing of the transactions contemplated by the Contribution Agreement and the Membership Interest Purchase Agreement.
Under the Repurchase Agreement, each of CBB and BEHI provides to the Partnership limited representations and warranties regarding its authority to enter into and perform its obligations under the Repurchase Agreement, as well its title to the Repurchase Units. The Partnership provides to CBB and BEHI limited representations and warranties regarding its authority to enter into and perform its obligations under the Repurchase Agreement.
The Partnership anticipates that Repurchase Closing will occur on or before to September 30, 2016. The Repurchase Agreement, however, is subject to termination by either party as follows:

•	By mutual consent of the parties;

•	By any party upon the other party’s breach of the Repurchase Agreement which remains uncured following 30 days’ advance written notice;

•	By any party if the Closing has not occurred by September 30, 2016 (subject to extension);

•	By any party if there is any order or injunction preventing the Closing; or

•	By any party if the Membership Interest Repurchase Agreement or Contribution Agreement is terminated in accordance with its terms.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amendment to Amended and Restated Credit Agreement
On July 19, 2016, the Partnership entered into a Second Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended the Amended and Restated Credit Agreement, dated as of June 28, 2013, among the Partnership, Wells Fargo Bank, National Association as Administrative Agent and the several lenders from time to time party thereto (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of September 15, 2014, the “Credit Agreement” and, as further amended by the Credit Agreement Amendment, the “Amended Credit Agreement”).
The Credit Agreement Amendment amends the Credit Agreement to, among other things:
1.permit the Transaction by amending (i) the definition of Change of Control (as defined in the Credit Agreement) to permit Ergon, Inc. and its affiliates to purchase all of the membership interests of the General Partner and, after such purchase, require Ergon, Inc. and its affiliates to retain at least 50% of the issued and outstanding voting equity interests of the General Partner and (ii) the negative covenant contained in the Credit Agreement that restricts the Partnership from repurchasing its outstanding partnership interests, such that the Partnership may repurchase approximately 13,335,390 of its outstanding Series A Preferred Units simultaneously with the closing of the Transaction;
2.amend the maximum permitted consolidated total leverage ratio such that

a.
prior to the date on which the Partnership issues qualified senior notes (as defined in the Amended Credit Agreement, but generally being unsecured indebtedness with no required principal payments prior to June 28, 2019) in an aggregate principal amount (when combined with all other qualified senior notes previously or concurrently issued) that equals or exceeds $200.0 million (the “Qualified Senior Notes Date”), the maximum permitted consolidated total leverage ratio will be 5.00 to 1.00 for the fiscal quarters ending June 30, 2016 and September 30, 2016 and 4.75 to 1.00 for each fiscal quarter ending thereafter; provided, that, from and after the fiscal quarter ending immediately preceding the fiscal quarter in which a specified acquisition (as defined in the Amended Credit Agreement, but generally being an acquisition for which the aggregate consideration is $15.0 million or more, which will include the acquisition of the Terminal Assets, occurs to and including the last day of the second full fiscal quarter following the fiscal quarter in which such acquisition occurred, the maximum permitted consolidated total leverage ratio will be 5.25 to 1.00;

b.
from and after the Qualified Senior Notes Date, the maximum permitted consolidated total leverage ratio will be 5.00 to 1.00; provided, that, from and after the fiscal quarter ending immediately preceding the fiscal quarter in which a specified acquisition occurs to and including the last day of the second full fiscal quarter following the fiscal quarter in which such acquisition occurred, the maximum permitted consolidated total leverage ratio will be 5.50 to 1.00;

3.require that the Partnership and its subsidiaries execute account control agreements with respect to certain deposit accounts, security accounts and commodity accounts, in each case establishing the Administrative Agent’s control with respect to such accounts;
4.require that, to the extent (i) the Partnership’s consolidated total leverage ratio as of the end of the prior fiscal quarter was greater than 4.75 to 1.00 and (ii) the Partnership and its subsidiaries have cash and cash equivalents (subject to certain exceptions) exceeding $20.0 million for four consecutive business days, the Partnership prepay its outstanding obligations under the Amended Credit Agreement in the amount of such excess; and
5.restrict the Partnership from borrowing funds under the Amended Credit Agreement if, after giving effect to such borrowing and the prompt use of the proceeds thereof, the Partnership and its subsidiaries would have cash and cash equivalents (subject to certain exceptions) exceeding $20.0 million.

Upon the closing of the Credit Agreement Amendment, the Partnership had $275.0 million of outstanding borrowings and $1.3 million in outstanding letters of credit under the Amended Credit Agreement, leaving the Partnership with approximately $124.7 million available capacity for additional borrowings and letters of credit under the Amended Credit Agreement.
The description set forth above is qualified in its entirety by reference to (i) the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on July 1, 2013, (ii) the First Amendment to Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K, filed on September 15, 2014, and (iii) the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.
The Company relied on the exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Section 4(a)(2) of the Securities Act, for entry into an agreement to issue the Issued Units. Each holder of the Issued Units represented that it is an “accredited investor” as defined in Regulation D of the Securities Act. The Issued Units have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without either being first registered or otherwise exempt from registration in any further resale or disposition.
The Issued Series A Units, upon issuance, will be convertible into common units of the Partnership. The conversion ratio currently is 1:1, subject to adjustment.
Item 5.07     Submission of Matters to a Vote of Security Holders.

The information in Item 1.01 above is incorporated by reference into this Item 5.07.
Item 7.01.     Regulation FD Disclosure.

On July 19, 2016, the Company issued a press release announcing the entry into the transactions described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
2.1*	—
Contribution Agreement dated July 19, 2016 among Blueknight Energy Partners, L.P., Blueknight Terminal Holding, L.L.C., Ergon Asphalt & Emulsions, Inc., Ergon Terminaling, Inc. and Ergon Asphalt Holdings, LLC.

10.1	—	Preferred Unit Repurchase Agreement dated July 19, 2016 among Blueknight Energy Partners, L.P., CB-Blueknight, LLC and Blueknight Energy Holding, Inc.
10.2	—
Second Amendment to Amended and Restated Credit Agreement dated July 19, 2016 among Blueknight Energy Partners, L.P., Wells Fargo Bank, National Association as Administrative Agent and the several lenders from time to time party thereto.

99.1	—	Press release, dated July 19, 2016.

*Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of this exhibit.  Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: July 19, 2016	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
2.1*	—
Contribution Agreement dated July 19, 2016 among Blueknight Energy Partners, L.P., Blueknight Terminal Holding, L.L.C., Ergon Asphalt & Emulsions, Inc., Ergon Terminaling, Inc. and Ergon Asphalt Holdings, LLC.

10.1	—	Preferred Unit Repurchase Agreement dated July 19, 2016 among Blueknight Energy Partners, L.P., CB-Blueknight, LLC and Blueknight Energy Holding, Inc.
10.2	—
Second Amendment to Amended and Restated Credit Agreement dated July 19, 2016 among Blueknight Energy Partners, L.P., Wells Fargo Bank, National Association as Administrative Agent and the several lenders from time to time party thereto.

99.1	—	Press release, dated July 19, 2016.

*Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of this exhibit.  Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.